UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2007

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Ameriprise Financial Center
Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

Effective January 1, 2007, we adopted  American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 05-1, “Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts” (“SOP 05-1”). SOP 05-1 provides clarifying guidance on accounting by insurance enterprises for deferred acquisition costs (“DAC”) associated with any insurance or annuity contract that is internally replaced with another contract or significantly modified. Prior to adoption, we accounted for many of these transactions as contract continuations and continued amortization of existing DAC against revenue from the new or modified contract. Prior to the adoption of SOP 05-1, we did not anticipate these transactions in establishing amortization periods or other DAC valuation assumptions. Many of these transactions no longer qualify as continuations under SOP 05-1.  We will now account for such transactions as contract terminations, resulting in accelerated DAC amortization.  As a result of adopting SOP 05-1, we have now determined that in the first quarter of 2007 we will reduce DAC by approximately $210 million as a cumulative change in accounting principle resulting in a noncash direct decrease to retained earnings of approximately $137 million, net of tax.  The adoption of SOP 05-1 is also expected to result in an increase in DAC amortization in 2007, which we do not believe will negatively impact our ability to achieve our on-average, over-time financial targets.

Forward Looking Statement

The last sentence of the above paragraph is a forward-looking statement that reflects our plans, estimates and beliefs. Actual results could differ materially from those described in this forward-looking statement.  This forward-looking statement is subject to risks and uncertainties, which could cause actual results to differ materially from such statement.

Such factors include, but are not limited to:

•                  the impact of the separation from American Express;

•                  ability to establish our new brands;

•                  our capital structure as a stand-alone company, including ratings and indebtedness, and limitations on subsidiaries to pay dividends;

•                  changes in the interest rate and equity market environments;

•                  changes in the regulatory environment, including ongoing legal proceedings and regulatory actions;

•                  investment management performance;

•                  effects of competition in the financial services industry and changes in product distribution mix and distribution channels;

•                  risks of default by issuers of investments we own or by counterparties to derivative or reinsurance arrangements;

•                  experience deviations from assumptions regarding morbidity, mortality and persistency in certain annuity and insurance products; and

•                  general economic and political factors, including consumer confidence in the economy.

Readers are cautioned that the foregoing list of factors is not exhaustive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in the forward-looking statement. Readers are cautioned not to place undue reliance on such forward-looking statement, which speaks only as of the date on which it is made. We undertake no obligation to update publicly or revise any forward-looking statements. The foregoing list of factors should be read in conjunction with the “Risk Factors” discussion included as Part 1, Item 1A of our Annual Report on Form 10-K filed with the SEC on March 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: February 1, 2007	By:		/s/ David K Stewart
		Name:	David K Stewart
		Title:	Senior Vice President and Controller